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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT
                              --------------------



     AGREEMENT made as of the 15th day of February 1997 ("Effective Date") between ORBIT/FR INC., (the "Company"), a Pennsylvania corporation with offices at 506 Prudential Road, Horsham, Pennsylvania, and ARYEH TRABELSI ("Trabelsi"), of Elkins Park, Pennsylvania.

     WHEREAS, Trabelsi and the Company desire to set forth all terms and conditions upon which Trabelsi shall be employed by the Company hereinafter; and

     WHEREAS, Trabelsi and the Company desire to replace and supersede any and all prior existing agreements between the parties, written and oral, express or implied;

     NOW, THEREFORE, INTENDING TO BE LEGALLY BOUND, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.   Employment.
     -----------

     a.  Term.  The Company agrees to employ Trabelsi, and Trabelsi agrees to be
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     employed by the Company, as President and Chief Executive Officer, with the duties set forth below, subject to the supervision and direction of the Board of Directors. Such employment shall continue for a period of two years from the date hereof unless sooner terminated in accordance with the other provisions of this Agreement or under law. In the event that such employment is not terminated in accordance with the other provisions of this Agreement or under law, this Agreement shall continue until terminated in accordance with this Agreement or under law.

     b.  Duties.  Trabelsi shall serve as President and Chief Executive Officer
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     of the Company, subordinate to the Board of Directors ("Board").  In this capacity, Trabelsi shall have supervision over, and responsibility for, the day-to-day management, finances, and operations of the Company and existing and future Israeli and other subsidiaries subject to the direction of the Board and shall perform such duties and assignments necessary to carry out the policies and decisions of the Board. Trabelsi shall devote all of his working time, energy, skill, and best efforts to the Company's business and affairs and to the promotion of the Company's interests as is required for the fulfillment of his obligations and the performance of his duties under this
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     Agreement, except that Trabelsi shall not be precluded from pursuing personal investments, so long as such activities do not materially interfere with Trabelsi's performance of his duties under this Agreement.


2.   Compensation, Benefits, and Expenses.
     ------------------------------------

     a.  Salary.  During the term of Trabelsi's employment as described in
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     Section 1 hereof, the Company will pay him a base annual salary of one hundred fifty-four thousand two hundred sixteen dollars or such higher amount as the Board may determine from time to time ("Base Salary"). The Base Salary will be reviewed on an annual basis by the Board. Trabelsi's Base Salary shall be payable in accordance with the Company's normal payroll practices for employees and the Company shall deduct or cause to be deducted from Trabelsi's Base Salary all taxes and amounts required by law to be withheld.

     b.  Benefits.  The Company has established various policies with regard to
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     paid vacation, holidays, and sick leave, medical and hospitalization insurance, life insurance, salary continuance, disability insurance, accidental death insurance, and participation in its 401(k) program for the benefit and privilege of all full-time employees. Trabelsi shall be entitled to the benefits of these policies and any similar policies, plans, or programs as they presently exist or as they may be modified by the Company from time to time to the extent that Trabelsi is eligible under their general provisions and to the extent that the total cost to the Company of such benefits, excluding vacation, paid holidays, and sick leave, do not exceed fifteen percent of Trabelsi's Base Salary. Trabelsi's employment by the Company or any subsidiary of the Company prior to the Effective Date of this Agreement shall be considered in determining his eligibility under these policies.

     c.  Bonus.  In addition to his Base Salary, Trabelsi shall be entitled to
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     an annual bonus equal to three percent of the Company's net income before taxes (excluding the effect of any change in accounting principles and gains realized from the sale of securities) (computed in accordance with generally accepted accounting principles consistently applied) ("Three Percent Bonus"). Trabelsi shall also be entitled to an additional bonus of ten percent of the Company's net income before taxes excluding capital gains (computed in accordance with generally accepted accounting principles consistently applied) in excess of the following profit levels ("Ten Percent Bonus"):

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               1997 - $3,235,000
               1998 - $4,610,000
               1999 - $7,510,000
               2000 - $11,360,000

     Trabelsi's Three Percent Bonus shall be paid in quarterly installments with the first salary payment to Trabelsi after the Board's approval the Company's auditor's report of its financial statements for the preceding quarter. Each such quarterly payment shall be equal to one half of the Three Percent Bonus due Trabelsi for the related quarter. The remaining amount of the Three Percent Bonus due Trabelsi shall be paid annually within thirty days of the Board's approval of the Company's annual auditor's report of its financial statements for the preceding year. Trabelsi shall refund within thirty days of Trabelsi's receipt of the Company's written demand, which demand shall set forth in reasonable detail the basis for the Company's demand, any amounts overpaid by the Company for the Three Percent Bonus. Trabelsi's Ten Percent Bonus shall be paid annually within thirty days of the Board's approval of the Company's annual auditor's report of its financial statements for the preceding year. Upon termination of this Agreement except for termination in accordance with
     Section 4 of this Agreement, Trabelsi shall be entitled to any unpaid
     Three Percent Bonus and Ten Percent Bonus both prorated for any partial year during which he actually performed his duties as President and Chief Executive Officer as set forth in this Agreement.

     d.  Stock Options.  Upon the closing of the initial public offering of the
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     Company's common stock by Pennsylvania Merchants Group, Ltd, contemplated to occur in 1997 ("Initial Public Offering") Trabelsi shall be granted stock options entitling him to purchase 171,000 shares of the Company's common stock (which reflect 3% of the shares of the Company's common stock that are contemplated to be outstanding immediately after the closing of the Initial Public Offering (the sum of the 4,000,000 shares currently outstanding and the 1,700,000 contemplated to be issued pursuant to the Initial Public Offering)) pursuant to the Company's 1997 Qualified and Non-Qualified Employee Stock Option Plan (the "Plan") at a price equal to the Initial Public Offering price per share exercisable annually in four equal increments beginning twenty-four months after the closing of the Initial Public Offering. Any such unvested options shall survive the termination of this Agreement unless terminated pursuant to Section 4 or by Trabelsi under 4.e.

     e.  Company Automobile.  The Company will provide an automobile for
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     Trabelsi's use, and the Company shall be responsible for all reasonable operating expenses of such automobile, including, but not limited to, fuel, registration, insurance, and maintenance expenses. The Company shall not

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     be responsible nor reimburse Trabelsi for any fines or penalties related to the operation of the automobile.

     f.  Telephone/Facsimile.  During the term of this Agreement, the Company
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     shall provide and pay expenses associated with telephone and facsimile equipment and service in Trabelsi's residence.

     g.  Expenses.  Trabelsi is authorized to incur, and shall be promptly
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     reimbursed by Company for, ordinary, necessary, and reasonable expenses in the course of his performance of services under this Agreement. Trabelsi shall properly account for all such expenses.

     h.  Vacation.  During the term of this Agreement, Trabelsi shall be
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     entitled to twenty-three vacation days per annum.  Trabelsi may accrue up to forty-six unused vacation days for use in future years.

     i.  Travel.  Trabelsi shall be entitled to one trip to Israel every two
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     years, for which the Company shall pay all reasonable travel (coach airfare) and local lodging expenses incurred by Trabelsi and members of his immediate household (spouse and children).

     j.  Compensation, Benefits, and Reimbursement for Expenses Accrued prior to
         -----------------------------------------------------------------------
     the Effective Date.  Trabelsi shall be entitled to the accrued
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     compensation, benefits, and reimbursement for expenses arising from
     Trabelsi's employment by the Company or any of its subsidiaries prior to the Effective Date. Notwithstanding the foregoing, Trabelsi shall lose his entitlement to all accrued vacation days in excess of forty-six days that are neither used nor redeemed before January 1, 1999.


3.   Indemnification.
     ---------------

     Company shall indemnify Trabelsi, to the maximum extent under applicable law and the bylaws of the Company as they existed on the Effective Date (which bylaws as they existed on the Effective Date shall continue to be effective for the purpose of this Section 3 whether or not subsequently amended) for all acts of Trabelsi as an officer of the Company or any other company that Trabelsi serves as an officer or director at the request of the Company.


4.   Termination.
     -----------

     a.  Termination by Death.  If Trabelsi dies, then this Agreement and all of
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     Trabelsi's rights to compensation and benefits under this Agreement shall terminate immediately, except that Trabelsi's heirs, personal representatives, or estate shall be entitled to receive the unpaid portion of Trabelsi's Base Salary, any portion of his bonus to which he is entitled under Section 2, any accrued benefits up to the date of termination and any benefits that are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plan.

     b.  Termination by Disability.  If Trabelsi becomes disabled, he shall
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     continue to receive all of his compensation and benefits in accordance with
     Section 2 of this Agreement for a period of twelve months following the first day on which Trabelsi shall be unable to perform his duties under this Agreement by reason of physical or mental incapacity, sickness, or infirmity ("Onset of Disability"). If Trabelsi disability continues for more than twelve months after the Onset of Disability or for periods aggregating more than twelve months during any twenty-four month period, then the Company shall have the right to terminate immediately this Agreement and all of Trabelsi's rights to compensation and benefits under this Agreement, except that Trabelsi shall be entitled to receive the unpaid portion of Trabelsi's Base Salary, any portion of his bonus to which he is entitled under Section 2, any accrued benefits up to the date of termination, and any benefits that are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans. Any Amounts due Trabelsi under this Section 4 shall be reduced, dollar for dollar, by any amounts received by Trabelsi under any disability insurance policy or plan provided to Trabelsi by Company.

     c.  Termination for Cause.  The Company may immediately upon written notice
         ---------------------
     terminate for Cause (as defined in this Section 4) this Agreement and all of Trabelsi's rights to compensation and benefits under this Agreement, except that Trabelsi shall be entitled to receive the unpaid portion of Trabelsi's Base Salary, any accrued benefits to which he is entitled under
     Section 2 up to the date of termination, and any benefits to which he is entitled under Section 2 that are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans. The Company may set off against any amounts due Trabelsi, amounts due the Company from Trabelsi. Cause shall exist if Trabelsi commits a material act of dishonesty or material breach of trust or fiduciary obligation with respect to the Company or materially breaches this Agreement, but only if Trabelsi is given written notice specifying in reasonable detail the nature of the alleged cause and a reasonable opportunity to present his position to the Board.

     d.  Termination for Good Reason.  Until December 31, 1998, Trabelsi
         ---------------------------

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     may, upon ninety days' prior written notice to the Company, terminate this
     Agreement for Good Reason (as defined in this Section 4). Good Reason shall exist if

          i. Trabelsi is demoted, removed or not re-elected to the office of President and Chief Executive Officer of the Company, or there is a material diminishment of Trabelsi's responsibilities, duties, or status;

          ii. Trabelsi's Base Salary is reduced or Trabelsi's benefits are materially reduced;
          iii. the Company commits a material breach of this Agreement and fails to cure such breach within thirty days of its receipt of written notice of the breach;

          iv. Trabelsi's primary place of employment is relocated more than one hundred miles from its present location (other than a relocation to Israel after December 31, 1998, for which the Company pays all reasonable costs of Trabelsi and Trabelsi's immediate family) without Trabelsi's consent;
          v. any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or
          vi. any purported Termination for Cause that is not effected in accordance with Section 4.

     If Trabelsi terminates this Agreement for Good Reason, then (1) Trabelsi shall receive his Base Salary under this Agreement until the expiration date this Agreement; (2) all of the stock options issued to Trabelsi under the Plan or any successor stock option plan of the Company (collectively the "Options") shall be fully vested as of the date of termination regardless of the terms of the Plan or any such successor plan; and (3) all benefits and perquisites of Trabelsi shall continue to be provided by the Company until the expiration date of this Agreement.

     e.  Termination Upon Notice.  After September 30, 1998, either party may
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     terminate this Agreement for any reason upon ninety (90) days' prior written notice to the other party. Upon such termination, all of Trabelsi's rights to compensation and benefits under this Agreement shall terminate, except that Trabelsi shall be entitled to receive the unpaid portion of Trabelsi's Base Salary, any portion of his bonus to which he is entitled under Section 2, any accrued benefits up to the date of termination, any benefits that are to be continued or paid after the date of termination in accordance with the terms of the corresponding benefit plans, and compensation and benefits due under Section 7 of this Agreement.


5.   Documents Company Property.  All memoranda, notes, records, reports and
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     other documents made, compiled or authored or co-authored by Trabelsi, or made available to him during his employment with the Company, concerning any process, apparatus, method, information system, list of clients or product used, developed or considered by the Company, or any client of the Company, shall be the Company's confidential property, and shall be delivered to the Company upon termination of employment or at any other time requested by the Company, and shall not be furnished to any person, firm or corporation other than the Company.

6.   Confidential Information.  Trabelsi shall not disclose to others, or use
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     for his own benefit, or cause or induce others to do the same, any proprietary, confidential or secret information or documents of the Company, including, but not limited to, any customer lists, records, intellectual property and business plans of the Company, other than in the performance of his duties hereunder or unless authorized by the Company in writing. Any unpublished information and client reports are considered by the Company secret and confidential.

7.   Non-Competition.  During the term of this Agreement, and for a period of
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     time after the termination of this Agreement that is specified in writing by the Company to Trabelsi before December 31, 1997, ("Noncompete Period") Trabelsi will not, directly or indirectly, for his own account or as an employee, salesperson, officer, director, partner, joint venturer, shareholder, investor or otherwise (i) establish, own, manage, operate, finance, or control, or participate in the establishment, ownership, management, operation, financing, or control of any person that conducts a business competitive with or similar to all or any part of the Company's business or the business of the Company's parent and any affiliate of the Company's parent existing on the Effective Date ("Parent") or (ii) solicit or accept any business similar to that of, or in competition with, the business of the Company or and its subsidiaries or Parent from any customer or prospective customer of the Company or any subsidiary or Parent. For the purpose or this Section 7, a prospective customer shall be any person with which the Company or any subsidiary or Parent has specifically corresponded with respect to particular business opportunities. During the Noncompete Period, Trabelsi shall continue to receive his Base Salary in accordance with Section 2 of this Agreement. If Trabelsi is employed during the Noncompete Period, the Company may deduct from amounts due Trabelsi an amount up equal to Trabelsi's salary received by Trabelsi from such employment but in no case shall any such deduction exceed one half of the amount due Trabelsi from the Company under this Section 7. Notwithstanding the foregoing, for a period of five years after the termination of this Agreement, Trabelsi shall not directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor or otherwise employ or

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

     solicit the employment or engagement of any employee, agent, officer, representative, exclusive consultant, or exclusive subcontractor of the Company or any subsidiary or Parent.


8.   Inventions, Methods and Processes.  All ideas, inventions, methods, works
     ---------------------------------
     of authorship, or processes, and all components and derivatives thereof, relating to the Company's business created or otherwise prepared by Trabelsi on behalf of and while employed by the Company, shall be assigned to the Company, and shall be the sole and exclusive property of the Company. Upon request of the Board of Directors, Trabelsi promptly shall execute any and all applications, assignments or other instruments that the Board or any officer of the Company shall deem necessary or advisable in order to apply for and obtain a copyright, patent, or trademark in the United States and throughout the world, and will assign to the Company all right, title and interest in and to such copyrights, patents, and/or trademarks. The Company shall bear the cost of preparation and filing of all such applications, assignments and instruments in the appropriate governmental offices in the United States and any foreign country.


9.   Remedies and Breach.  It is agreed that as money damages for breaches of
     -------------------
     Sections 5, 6, 7, and 8 of this Agreement being difficult to determine, the Company shall be entitled to an injunction upon any such breach by Trabelsi, to be issued by any competent court of equity, enjoining and restraining Trabelsi from any further or continued violation of such Sections.


10.  Scope of Agreement.  This Agreement constitutes the entire understanding
     ------------------
     between the parties with reference to the subject matter hereof. This Agreement specifically modifies and replaces any and all prior written or oral agreements between the parties. This Agreement may only be modified in writing, executed by both parties.


11.  Governing Law.  This agreement shall be governed by and construed in
     -------------
     accordance with the laws of Pennsylvania. Trabelsi irrevocably consents to the personal jurisdiction of the courts of the Commonwealth of Pennsylvania.


12.  Counterparts.  This Agreement may be executed in counterparts, each of
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                                      -8-
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     which shall be deemed an original.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Orbit F/R Inc.                                  Aryeh Trabelsi

By:    /s/ Joseph Aviv                           /s/ Aryeh Trabelsi
       ------------------------                 ------------------------------
Name:                                           Date: Febuary 15, 1997
       ------------------------                      -------------------------
Title:  Chairman
       ------------------------
Date:   February 15, 1997
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